Exhibit 99.1

Trupanion Reports Fourth Quarter & Full Year 2025 Results
SEATTLE, WA. February 12, 2026 -- Trupanion, Inc. (Nasdaq: TRUP), a leading provider of medical insurance for cats and dogs, today announced financial results for the fourth quarter and full year ended December 31, 2025.

“Since 2021, we’ve delivered more than $500 million in discretionary profit, growing at a 22% CAGR, including over $150 million last year alone,” said Margi Tooth, Chief Executive Officer and President of Trupanion. “In 2025, we achieved our 15% annual margin target, while increasing subscription revenue and reinvesting record profits to drive four straight quarters of higher retention and accelerating gross pet adds. We’re poised to advance confidently into our next strategic plan.”

Fourth Quarter 2025 Financial and Business Highlights
•Total revenue was $376.9 million, an increase of 12% compared to the fourth quarter of 2024.
•Total enrolled pets (including pets from our other business segment) was 1,647,565 at December 31, 2025, a decrease of 2% over December 31, 2024.
•Subscription business revenue was $261.4 million, an increase of 15% compared to the fourth quarter of 2024.
•Subscription enrolled pets was 1,096,173 at December 31, 2025, an increase of 5% over December 31, 2024.
•Net income was $5.6 million, or $0.13 per basic and diluted share, compared to a net income of $1.7 million, or $0.04 per basic and diluted share, in the fourth quarter of 2024.
•Adjusted EBITDA was $21.8 million, compared to adjusted EBITDA of $19.4 million in the fourth quarter of 2024.
•Operating cash flow was $29.3 million and free cash flow was $25.3 million in the fourth quarter of 2025. This compared to operating cash flow of $23.7 million and free cash flow of $21.8 million in the fourth quarter of 2024.

Full Year 2025 Financial and Business Highlights
•Total revenue was $1,439.3 million, an increase of 12% compared to 2024.
•Subscription business revenue was $989.3 million, an increase of 16% compared to 2024.

•Net income was $19.4 million, or $0.45 per basic and diluted share, compared to a net loss of $(9.6) million, or $(0.23) per basic and diluted share, in 2024. Net income included a realized gain of $7.8 million from the exchange of a preferred stock investment for intellectual property in 2025.
•Adjusted EBITDA was $70.1 million, compared to adjusted EBITDA of $46.1 million in 2024.
•Operating cash flow was $89.5 million and free cash flow was $75.4 million in 2025. This compared to operating cash flow of $48.3 million and free cash flow of $38.6 million in 2024.
•At December 31, 2025, the Company held $370.7 million in cash and short-term investments, including $50.0 million held outside the insurance entities, with an additional $5.0 million available under its credit facility.

Conference Call
Trupanion’s management will host a conference call today to review its fourth quarter and full year 2025 results. The call is scheduled to begin shortly after 1:30 p.m. PT/ 4:30 p.m. ET. A live webcast will be accessible through the Investor Relations section of Trupanion’s website at https://investors.trupanion.com/ and will be archived online for 3 months upon completion of the conference call. Participants can access the conference call by dialing 1-844-676-1342 (United States) or 1-412-634-6683 (International). A telephonic replay of the call will also be available after the completion of the call, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number: 10204830.

About Trupanion
Trupanion is a leader in medical insurance for cats and dogs throughout the United States, Canada, and certain countries in Continental Europe with over 1,000,000 pets currently enrolled. For over two decades, Trupanion has given pet owners peace of mind so they can focus on their pet's recovery, not financial stress. Trupanion is committed to providing pet parents with the highest value in pet medical insurance with unlimited payouts on eligible expenses for the life of their pets. With its patented process, Trupanion is the only North American provider with the technology to pay veterinarians directly in seconds at the time of checkout. Trupanion is listed on NASDAQ under the symbol "TRUP". The company was founded in 2000 and is headquartered in Seattle, WA. Trupanion policies are issued, in the United States, by its wholly-owned insurance entity American Pet Insurance Company or ZPIC Insurance Company and, in Canada, by its wholly-owned insurance entity GPIC Insurance Company or by Accelerant Insurance Company of Canada. Policies are sold and administered in Canada by Canada Pet Health Insurance Services, Inc. dba Trupanion and in the United States by Trupanion Managers USA, Inc. (CA license No. 0G22803, NPN 9588590). Canada Pet Health Insurance Services, Inc. is a registered damage insurance agency and claims adjuster in Quebec #603927. For more information, please visit trupanion.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for Trupanion, including, but not limited to, its expectations regarding its ability to continue to grow its enrollments and revenue, and otherwise execute its business plan. These forward-looking statements are based upon the current expectations and beliefs of Trupanion’s management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release are based on information available to Trupanion as of the date hereof, and Trupanion has no obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the ability to achieve or maintain profitability and/or appropriate levels of cash flow in future periods; the ability to keep growing our membership base and revenue; the accuracy of assumptions used in determining appropriate member acquisition expenditures; the severity and frequency of claims; the ability to maintain high retention rates; the accuracy of assumptions used in pricing medical plan subscriptions and the ability to accurately estimate the impact of new products or offerings on claims frequency; actual claims expense exceeding estimates; regulatory and other constraints on the ability to institute, or the decision to otherwise delay, pricing modifications in response to changes in actual or estimated claims expense; the effectiveness and statutory or regulatory compliance of our Territory Partner model and of our Territory Partners, veterinarians and other third parties in recommending medical plan subscriptions to potential members; the ability to retain existing Territory Partners and increase the number of Territory Partners and active hospitals; compliance by us and those referring us members with laws and regulations that apply to our business, including the sale of a pet medical plan; the ability to maintain the security of our data; fluctuations in currency exchange rates; the ability to protect our proprietary and member information; the ability to maintain our culture and team; the ability to maintain the requisite amount of risk-based capital; our ability to implement and maintain effective controls; the ability to protect and enforce Trupanion’s intellectual property rights; the ability to successfully implement our alliance with Aflac; the ability to continue key contractual relationships with third parties; third-party claims including litigation and regulatory actions; the ability to recognize benefits from investments in new solutions and enhancements to Trupanion’s technology platform and website; our ability to retain key personnel; and deliberations and determinations by the Trupanion board based on the future performance of the company or otherwise.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the Securities and Exchange Commission (SEC), including but not limited to, Trupanion’s Annual Report on Form 10-K for the year ended December 31, 2025 and any subsequently filed reports on Forms 10-Q, 10-K and 8-K. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system at https://www.sec.gov or the Investor Relations section of Trupanion’s website at https://investors.trupanion.com.

Non-GAAP Financial Measures
Trupanion’s stated results include certain non-GAAP financial measures. These non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry as other companies in its industry may calculate or use non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Trupanion’s reported financial results. The presentation and utilization of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Trupanion urges its investors to review the reconciliation of its non-GAAP financial measures to the most directly comparable GAAP financial measures in its consolidated financial statements, and not to rely on any single financial or operating measure to evaluate its business. These reconciliations are included below and on Trupanion’s Investor Relations website.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Trupanion believes that providing various non-GAAP financial measures that exclude stock-based compensation expense and depreciation and amortization expense allows for more meaningful comparisons between its operating results from period to period. Trupanion offsets new pet acquisition expense with sign-up fee revenue in the calculation of net acquisition cost because it collects sign-up fee revenue from new members at the time of enrollment and considers it to be an offset to a portion of Trupanion’s new pet acquisition expense. Trupanion believes this allows it to calculate and present financial measures in a consistent manner across periods. Trupanion’s management believes that the non-GAAP financial measures and the related financial measures derived from them are important tools for financial and operational decision-making and for evaluating operating results over different periods of time.

Trupanion, Inc. Condensed Consolidated Statements of Operations (in thousands, except share data)
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(unaudited)
Revenue:
Subscription business	$261,422	$227,783	$989,338	$856,521
Other business	115,431	109,524	449,967	429,163
Total revenue	376,853	337,307	1,439,305	1,285,684
Cost of revenue:
Subscription business(1)	204,782	181,614	790,880	706,851
Other business	107,044	102,770	417,414	400,035
Total cost of revenue(1), (2)	311,826	284,384	1,208,294	1,106,886
Operating expenses:
Technology and development(1)	11,303	8,172	37,848	31,255
General and administrative(1)	18,323	16,828	76,648	63,731
Sales and marketing(1)	23,103	18,354	85,408	71,379
Goodwill impairment charges	1,129	5,299	1,129	5,299
Depreciation and amortization	4,032	3,924	15,836	16,466
Total operating expenses	57,890	52,577	216,869	188,130
Gain (loss) from investment in joint venture	—	2	(305)	(182)
Operating income (loss)	7,137	348	13,837	(9,514)
Interest expense	4,076	3,427	13,759	14,498
Other (income), net	(3,232)	(4,773)	(21,916)	(14,374)
Income (loss) before income taxes	6,293	1,694	21,994	(9,638)
Income tax expense (benefit)	663	38	2,561	(5)
Net income (loss)	$5,630	$1,656	$19,433	$(9,633)

Net income (loss) per share:
Basic	$0.13	$0.04	$0.45	$(0.23)
Diluted	$0.13	$0.04	$0.45	$(0.23)
Weighted average shares of common stock outstanding:
Basic	42,281,757	42,402,323	42,958,654	42,158,773
Diluted	43,572,375	42,903,536	43,555,884	42,158,773

(1) Includes stock-based compensation expense as follows:	Three Months Ended December 31,		Year Ended December 31,

	2025	2024	2025	2024
Veterinary invoice expense	$620	$677	$2,841	$3,460
Other cost of revenue	605	585	2,284	2,063
Technology and development	1,710	1,705	6,036	7,279
General and administrative	5,025	4,971	19,571	4,934
New pet acquisition expense	1,567	1,561	7,580	15,696
Total stock-based compensation expense	$9,527	$9,499	$38,312	$33,432

(2) The breakout of cost of revenue between veterinary invoice expense and other cost of revenue is as follows:
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Veterinary invoice expense	$262,818	$245,663	$1,028,975	$949,148
Other cost of revenue	49,008	38,721	179,319	157,738
Total cost of revenue	$311,826	$284,384	$1,208,294	$1,106,886

Trupanion, Inc. Condensed Consolidated Balance Sheets (in thousands, except share data)
	December 31, 2025	December 31, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$138,024	$160,295
Short-term investments	232,706	147,089
Accounts and other receivables, net of allowance for doubtful accounts of $1,311 at December 31, 2025 and $1,117 at December 31, 2024	301,945	274,031
Prepaid expenses and other assets	18,387	15,912
Total current assets	691,062	597,327
Restricted cash	33,434	39,235
Long-term investments	983	373
Property, equipment, and internal-use software, net	104,844	102,191
Other long-term assets	21,237	17,579
Intangible assets, net	24,102	13,177
Goodwill	39,382	36,971
Total assets	$915,044	$806,853
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$16,445	$11,532
Accrued liabilities and other current liabilities	56,509	33,469
Reserve for veterinary invoices	55,921	51,635
Deferred revenue	270,935	251,640
Long-term debt - current portion	10,000	1,350
Total current liabilities	409,810	349,626
Long-term debt	101,784	127,537
Deferred tax liabilities	1,510	1,946
Other liabilities	18,004	4,476
Total liabilities	531,108	483,585
Stockholders’ equity:
Common stock: $0.00001 par value per share, 100,000,000 shares authorized; 44,430,267 and 43,402,081 shares issued and outstanding at December 31, 2025; 43,516,631 and 42,488,455 shares issued and outstanding at December 31, 2024	—	—
Preferred stock: $0.00001 par value per share, 10,000,000 shares authorized; no shares issued and outstanding	—	—
Additional paid-in capital	604,828	568,302
Accumulated other comprehensive income (loss)	2,097	(2,612)
Accumulated deficit	(206,455)	(225,888)
Treasury stock, at cost: 1,028,186 shares at December 31, 2025 and 2024	(16,534)	(16,534)
Total stockholders’ equity	383,936	323,268
Total liabilities and stockholders’ equity	$915,044	$806,853

Trupanion, Inc. Condensed Consolidated Statements of Cash Flows (in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(unaudited)
Operating activities
Net income (loss)	$5,631	$1,656	$19,433	$(9,633)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	4,032	3,924	15,836	16,466
Stock-based compensation expense	9,527	8,294	38,312	33,432
Realized gain on nonmonetary exchange of preferred stock investment	—	—	(7,783)	—
Goodwill impairment charges	1,129	5,299	1,129	5,299
Other, net	934	(1,294)	2,097	(1,748)
Changes in operating assets and liabilities:
Accounts and other receivables	715	15,303	(27,211)	(6,717)
Prepaid expenses and other assets	(626)	817	(1,166)	3,215
Accounts payable, accrued liabilities, and other liabilities	15,012	2,433	26,029	2,084
Reserve for veterinary invoices	1,898	(4,841)	4,133	(11,310)
Deferred revenue	(8,989)	(7,890)	18,679	17,199
Net cash provided by operating activities	29,263	23,701	89,488	48,287
Investing activities
Purchases of investment securities	(73,011)	(26,118)	(256,031)	(133,493)
Maturities and sales of investment securities	34,782	45,886	172,609	127,653
Purchases of property, equipment, and internal-use software	(3,923)	(1,858)	(14,129)	(9,716)
Other	26	548	1,664	2,099
Net cash provided by (used in) investing activities	(42,126)	18,458	(95,887)	(13,457)
Financing activities
Proceeds from debt financing, net of financing fees	114,208	—	114,208	—
Repayment of debt financing	(118,725)	(338)	(134,438)	(1,350)
Proceeds from exercise of stock options	287	36	1,694	752
Shares withheld to satisfy tax withholding	(845)	(1,142)	(3,712)	(2,519)
Other	—	(230)	(614)	(840)
Net cash used in financing activities	(5,075)	(1,674)	(22,862)	(3,957)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash, net	487	(1,826)	1,189	(1,877)
Net change in cash, cash equivalents, and restricted cash	(17,451)	38,659	(28,072)	28,996
Cash, cash equivalents, and restricted cash at beginning of period	188,909	160,871	199,530	170,464
Cash, cash equivalents, and restricted cash at end of period	$171,458	$199,530	$171,458	$199,530

The following tables set forth our key operating metrics.

	Year Ended December 31,
	2025	2024
Total Business:
Total pets enrolled (at period end)	1,647,565	1,677,570
Subscription Business:
Total subscription pets enrolled (at period end)	1,096,173	1,041,212
Monthly average revenue per pet	$80.79	$72.98
Average pet acquisition cost (PAC)	$288	$235
Average monthly retention	98.34%	98.25%

	Three Months Ended
	Dec. 31, 2025	Sept. 30, 2025	Jun. 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sept. 30, 2024	Jun. 30, 2024	Mar. 31, 2024
Total Business:
Total pets enrolled (at period end)	1,647,565	1,654,414	1,660,455	1,667,637	1,677,570	1,688,903	1,699,643	1,708,017
Subscription Business:
Total subscription pets enrolled (at period end)	1,096,173	1,082,412	1,066,354	1,052,845	1,041,212	1,032,042	1,020,934	1,006,168
Monthly average revenue per pet	$83.56	$82.01	$79.93	$77.53	$76.02	$74.27	$71.72	$69.79
Average pet acquisition cost (PAC)	$320	$290	$276	$267	$261	$243	$231	$207
Average monthly retention	98.34%	98.33%	98.29%	98.28%	98.25%	98.29%	98.34%	98.41%

The following table reflects the reconciliation of cash provided by operating activities to free cash flow (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$29,263	$23,701	$89,488	$48,287
Purchases of property and equipment	(3,923)	(1,858)	(14,129)	(9,716)
Free cash flow	$25,340	$21,843	$75,359	$38,571

The following table reflects the reconciliation between GAAP and non-GAAP measures (in thousands except percentages):
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Veterinary invoice expense	$262,818	$245,663	$1,028,975	$949,148
Less:
Stock-based compensation expense(1)	(614)	(800)	(2,802)	(3,335)
Other business cost of paying veterinary invoices(2)	(81,452)	(85,378)	(328,821)	(324,720)
Subscription cost of paying veterinary invoices (non-GAAP)	$180,752	$159,485	$697,352	$621,093
% of subscription revenue	69.1%	70.0%	70.5%	72.5%

Other cost of revenue	$49,008	$38,721	$179,319	$157,738
Less:
Stock-based compensation expense(1)	(600)	(476)	(2,260)	(1,955)
Other business variable expenses(2)	(25,589)	(17,336)	(88,558)	(75,050)
Subscription variable expenses (non-GAAP)	$22,819	$20,909	$88,501	$80,733
% of subscription revenue	8.7%	9.2%	8.9%	9.4%

Technology and development expense	$11,303	$8,172	$37,848	$31,255
General and administrative expense	18,323	16,828	76,648	63,731
Less:
Stock-based compensation expense(1)	(6,617)	(5,277)	(24,958)	(19,742)
Goodwill impairment charges
Development expenses(3)	(1,798)	(1,322)	(5,349)	(5,624)
Fixed expenses (non-GAAP)	$21,211	$18,401	$84,189	$69,620
% of total revenue	5.6%	5.5%	5.8%	5.4%

New pet acquisition expense	$23,103	$18,354	$85,408	$71,379
Less:
Stock-based compensation expense(1)	(1,530)	(1,482)	(7,446)	(6,908)
Other business pet acquisition expense(2)	(8)	(8)	(90)	(39)
Subscription acquisition cost (non-GAAP)	$21,565	$16,864	$77,872	$64,432
% of subscription revenue	8.2%	7.4%	7.9%	7.5%

(1) Trupanion employees may elect to take restricted stock units in lieu of cash payment for their bonuses. We account for such expense as stock-based compensation in accordance with GAAP, but we do not include it in any non-GAAP adjustments. Stock-based compensation associated with bonuses was approximately $0.2 million and $0.8 million for the three and twelve months ended December 31, 2025 and $0.3 million and $1.5 million for the three and twelve months ended December 31, 2024.

(2) Excludes the portion of stock-based compensation expense attributable to the other business segment.
(3) Consists of Costs related to product exploration and development that are pre-revenue and historically have been insignificant

The following table reflects the reconciliation of GAAP measures to non-GAAP measures (in thousands, except percentages):
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Operating income (loss)	$7,137	$348	$13,837	$(9,514)
Non-GAAP expense adjustments
Acquisition cost	21,573	16,872	77,962	64,471
Stock-based compensation expense(1)	9,361	8,035	37,466	31,940
Development expenses(2)	1,798	1,322	5,349	5,624
Depreciation and amortization	4,032	3,924	15,836	16,466
Goodwill impairment charges	1,129	5,299	1,129	5,299
Gain (loss) from investment in joint venture	—	2	(305)	(182)
Total adjusted operating income (non-GAAP)	$45,030	$35,798	$151,884	$114,468

Subscription Business:
Subscription operating income (loss)	$9,068	$2,955	$22,473	$(1,118)
Non-GAAP expense adjustments
Acquisition cost	21,656	16,864	77,872	64,432
Stock-based compensation expense(1)	7,330	6,263	29,580	24,985
Development expenses(2)	1,248	893	3,677	3,745
Depreciation and amortization	2,797	2,650	10,885	10,970
Goodwill impairment charges	1,129	5,299	1,129	5,299
Subscription adjusted operating income (non-GAAP)	$43,137	$34,964	$145,616	$108,313

Other Business:
Other business operating loss	$(1,931)	$(2,649)	$(8,331)	$(8,214)
Non-GAAP expense adjustments
Acquisition cost	$8	$8	$90	$39
Stock-based compensation expense(1)	2,031	1,772	7,886	6,955
Development expenses(2)	550	429	1,672	1,879
Depreciation and amortization	1,235	1,274	4,951	5,496
Other business adjusted operating income (non-GAAP)	$1,893	$834	$6,268	$6,155

(1) Trupanion employees may elect to take restricted stock units in lieu of cash payment for their bonuses. We account for such expense as stock-based compensation in accordance with GAAP, but we do not include it in any non-GAAP adjustments. Stock-based compensation associated with bonuses was approximately $0.2 million and $0.8 million for the three and twelve months ended December 31, 2025 and $0.3 million and $1.5 million for the three and twelve months ended December 31, 2024.

(2) Consists of costs related to product exploration and development that are pre-revenue and historically have been insignificant.

The following table reflects the reconciliation of GAAP measures to non-GAAP measures (in thousands, except percentages):
	Three Months Ended December 31,		Year Ended December 31,

	2025	2024	2025	2024
Subscription revenue	$261,422	$227,783	$989,338	$856,521
Subscription cost of paying veterinary invoices	180,752	159,485	697,352	621,093
Subscription variable expenses	22,819	20,909	88,501	80,733
Subscription fixed expenses*	14,714	12,425	57,869	46,382
Subscription adjusted operating income (non-GAAP)	$43,137	$34,964	$145,616	$108,313
Other business revenue	115,431	109,524	449,967	429,163
Other business cost of paying veterinary invoices	81,452	85,378	328,821	324,720
Other business variable expenses	25,589	17,336	88,558	75,050
Other business fixed expenses*	6,497	5,976	26,320	23,238
Other business adjusted operating income (non-GAAP)	$1,893	$834	$6,268	$6,155
Revenue	376,853	337,307	1,439,305	1,285,684
Cost of paying veterinary invoices	262,204	244,863	1,026,173	945,813
Variable expenses	48,408	38,245	177,059	155,783
Fixed expenses*	21,211	18,401	84,189	69,620
Total business adjusted operating income (non-GAAP)	$45,030	$35,798	$151,884	$114,468

	Three Months Ended December 31,		Year Ended December 31,
As a percentage of revenue:
	2025	2024	2025	2024
Subscription revenue	100.0%	100.0%	100.0%	100.0%
Subscription cost of paying veterinary invoices	69.1%	70.0%	70.5%	72.5%
Subscription variable expenses	8.7%	9.2%	8.9%	9.4%
Subscription fixed expenses*	5.6%	5.5%	5.8%	5.4%
Subscription adjusted operating income (non-GAAP)	16.5%	15.3%	14.7%	12.6%

Other business revenue	100.0%	100.0%	100.0%	100.0%
Other business cost of paying veterinary invoices	70.6%	78.0%	73.1%	75.7%
Other business variable expenses	22.2%	15.8%	19.7%	17.5%
Other business fixed expenses*	5.6%	5.5%	5.8%	5.4%
Other business adjusted operating income (non-GAAP)	1.6%	0.8%	1.4%	1.4%

Revenue	100.0%	100.0%	100.0%	100.0%
Cost of paying veterinary invoices	69.6%	72.6%	71.3%	73.6%
Variable expenses	12.8%	11.3%	12.3%	12.1%
Fixed expenses*	5.6%	5.5%	5.8%	5.4%
Total business adjusted operating income (non-GAAP)	11.9%	10.6%	10.6%	8.9%

*Fixed expenses represent shared services that support both our subscription and other business segments and, as such, are generally allocated to each segment pro-rata based on revenues.

Adjusted operating income is a non-GAAP financial measure that adjusts operating income (loss) to remove the effect of acquisition cost, development expenses, non-recurring transaction or restructuring expenses, and gain (loss) from investment in joint venture. Non-cash items, such as goodwill impairment charges, stock-based compensation expense and depreciation and amortization, are also excluded. Acquisition cost, development expenses, gain (loss) from investment in joint venture, stock-based compensation expense, and depreciation and amortization are expected to remain recurring expenses for the foreseeable future, but are excluded from this metric to measure scale in other areas of the business. Management believes acquisition costs primarily represent the cost to acquire new subscribers and are driven by the amount of growth we choose to pursue based primarily on the amount of our adjusted operating income period over period. Accordingly, this measure is not indicative of our core operating income performance. We also exclude development expenses, gain (loss) from investment in joint venture, stock-based compensation expense, and depreciation and amortization because some investors may not view those items as reflective of our core operating income performance.
Management uses adjusted operating income and the margin on adjusted operating income to understand the effects of scale in its non-acquisition cost and development expenses and to plan future advertising expenditures, which are designed to acquire new pets. Management uses this measure as a principal way of understanding the operating performance of its business exclusive of acquisition cost and new product exploration and development initiatives.  Management believes disclosure of this metric provides investors with the same data that the Company employs in assessing its overall operations and that disclosure of this measure may provide useful information regarding the efficiency of our utilization of revenues, return on advertising dollars in the form of new subscribers and future use of available cash to support the continued growth of our business.

The following tables reflect the reconciliation of adjusted EBITDA to net income (loss) (in thousands):

	Year Ended December 31,
	2025	2024
Net Income (loss)	$19,433	$(9,633)
Excluding:
Stock-based compensation expense	37,466	31,942
Depreciation and amortization expense	15,836	16,466
Interest income	(12,256)	(12,410)
Interest expense	13,759	14,497
Income tax (benefit) expense	2,561	(5)
Goodwill impairment charges	1,129	5,299
Loss from equity method investment	—	(33)
Realized gain on nonmonetary exchange of preferred stock investment	(7,783)	—
Adjusted EBITDA	$70,145	$46,123
	Three Months Ended
	Dec. 31, 2025	Sep. 30, 2025	Jun. 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024
Net Income (loss)	$5,630	$5,873	$9,413	$(1,483)	$1,656	$1,425	$(5,862)	$(6,852)
Excluding:
Stock-based compensation expense	9,361	9,323	9,268	9,514	8,036	8,127	8,381	7,398
Depreciation and amortization expense	4,032	4,051	3,962	3,791	3,924	4,381	4,376	3,785
Interest income	(3,115)	(3,201)	(3,105)	(2,835)	(2,999)	(3,232)	(3,135)	(3,045)
Interest expense	4,076	2,790	3,682	3,211	3,427	3,820	3,655	3,596
Income tax (benefit) expense	663	726	1,133	39	38	39	(44)	(38)
Goodwill impairment charges	1,129	—	—	—	5,299	—	—	—
Loss from equity method investment	—	—	—	—	—	(33)	—	—
Realized gain on nonmonetary exchange of preferred stock investment	—		(7,783)	—	—	—	—	—
Adjusted EBITDA	$21,776	$19,562	$16,570	$12,237	$19,381	$14,527	$7,371	$4,844

Contacts:

Investors:
Laura Bainbridge, Senior Vice President, Corporate Communications
Gil Melchior, Director, Investor Relations
Investor.Relations@trupanion.com